Exhibit 10.1

FIRST AMENDMENT

TO THE NCR OFFICER PLAN

AMENDMENT TO THE RETIREMENT PLAN FOR OFFICERS OF NCR (the “Plan”) as restated and in effect January 1, 1997 by NCR Corporation (“NCR”).

WHEREAS, NCR desires to amend the Plan to admit no new participants to the plan;

WHEREAS, the change made by this Amendment was approved by the Board of Directors of NCR as of May 17, 2004, and the Senior Vice President, Human Resources was authorized to execute a conforming amendment of the Plan;

NOW, THEREFORE, NCR does hereby amend the Plan, effective September 1, 2004, as follows:

1.	Section 2.1 Participation is hereby amended by the addition of the following new paragraph:

“Notwithstanding the above, effective September 1, 2004, no new participants will be admitted to the Plan.”

IN WITNESS WHEREOF, NCR has caused this amendment to the Plan to be executed this 17th day of December, 2004.

FOR NCR CORPORATION

By:	/s/ Christine Wallace
Christine Wallace
Senior Vice President, Human Resources